Exhibit 10.2

Convertible Line of Credit Note

(Daily SOFR)

$250,000.00	June 30, 2026

FOR VALUE RECEIVED, INTEGRATED BIOPHARMA, INC., with an address at 225 LONG AVE, STE 15, HILLSIDE, NEW JERSEY 07205-2356 and MANHATTAN DRUG COMPANY, INC., with an address at 225 LONG AVE, STE 15, HILLSIDE, NEW JERSEY 07205-2356 (individually and collectively, the “Borrower”) promises to pay to the order of PNC BANK, NATIONAL ASSOCIATION (the “Bank”), in lawful money of the United States of America in immediately available funds at its offices located at 150 Clove Rd, Little Falls, New Jersey 07424-2138, or at such other location as the Bank may designate from time to time, the principal sum of $250,000.00 (the “Facility”) or such lesser amount as may be advanced to or for the benefit of the Borrower hereunder, together with interest accruing on the outstanding principal balance from the date hereof, all as provided below.

1.         Non-Revolving Line of Credit Advances. This Note evidences a non-revolving line of credit that converts to a term loan on the Conversion Date (as defined below). During the period from the date of this Note to and including the Conversion Date, the Borrower may borrow hereunder (but may not reborrow funds to the extent they are repaid from time to time) and the Bank may advance under this Note from time to time (each an “advance” and together the “advances”), subject to the terms and conditions of this Note and the Loan Documents (as defined below). In no event shall the aggregate unpaid principal amount of advances under this Note exceed the face amount of this Note. On the Conversion Date, the then-outstanding principal amount of advances hereunder shall convert to an amortizing term loan payable as set forth below.

2.         Interest Rate.

(a)         Prior to the Conversion Date, amounts outstanding under this Note will bear interest at a rate per annum (the “Daily Rate”) equal to the sum of (i) Daily SOFR (as defined below) plus (ii) 250 basis points (2.50%).

(b)         From and after the Conversion Date, amounts outstanding under this Note will bear interest for the remaining term of this Note at either: (i) a rate per annum equal to the Daily Rate; or (ii) a fixed rate of interest per annum as offered to the Borrower by the Bank in its sole discretion and agreed upon in writing between the Borrower and the Bank.

3.         Payments.

(a)         Prior to the Conversion Date interest only shall be due and payable monthly, commencing on the day of the month next following of the date of a draw, and continuing on the same day of each month thereafter until the Conversion Date, when all accrued interest shall be due and payable.

(b)         Commencing on the same day of the month following the month in which the Conversion Date occurs, and continuing on the same day of each month thereafter, installments of principal and interest, each of which shall be in an amount determined as set forth in this paragraph, shall be due and payable until the Maturity Date (as defined below), at which time a final installment shall be payable in an amount equal to the remaining outstanding principal balance and accrued interest hereunder. The amount of the monthly installment shall be determined on the basis of an amortization period of sixty (60) months commencing on the Conversion Date (the “Amortization Period”).

If from and after the Conversion Date this Note bears interest at a fixed rate, then each monthly installment shall be a sum of principal and interest in the same amount (the “Level Payment Amount”), which is the amount sufficient to amortize the principal amount outstanding under this Note on the Conversion Date at such fixed rate over the Amortization Period. If from and after the Conversion Date this Note bears interest at the Daily Rate, then each monthly installment shall be in the same amount of principal, which is the amount determined by dividing the principal amount outstanding under this Note on the Conversion Date by the number of months in the Amortization Period, and accrued interest shall be payable at the same times as the principal payments. All outstanding principal and accrued interest shall be due and payable in full on the Maturity Date.

4.         Certain Definitions. If the following terms are used in this Note, such terms shall have the meanings set forth below:

“Alternate Rate” means the Base Rate.

“Base Rate” means the higher of (A) the Prime Rate and (B) the sum of the Overnight Bank Funding Rate plus 50 basis points (0.50%); provided, however, if the Base Rate as determined above would be less than zero, then such rate shall be zero. If and when the Base Rate as determined above changes, the rate of interest with respect to any amounts hereunder to which the Base Rate applies will change automatically without notice to the Borrower, effective on the date of any such change.

“Business Day” means any day other than (A) a Saturday or Sunday or (B) a legal holiday on which commercial banks are authorized or required by law to be closed for business in Pittsburgh, Pennsylvania; provided that, when used in connection with an amount that bears interest at a rate based on SOFR or any direct or indirect calculation or determination involving SOFR, the term “Business Day” means any such day that is also a U.S. Government Securities Business Day.

“Conversion Date” means the earlier to occur of (A) the date that is twelve (12) months after the date of this Note, or such later date as may be designated by the Bank by written notice from the Bank to the Borrower, or (B) the date when the Bank receives written notice from the Borrower (which notice shall be irrevocable) informing the Bank that the Borrower does not intend to request further advances hereunder and acknowledging that the Bank shall have no obligation to make further advances hereunder.

“Daily 1M SOFR” means, for any day, the interest rate per annum determined by the Bank by dividing (the resulting quotient rounded upwards, at the Bank’s discretion, to the nearest 1/100th of 1%) (A) the Term SOFR Reference Rate for such day for a one-month period, as published by the Term SOFR Administrator, by (B) a number equal to 1.00 minus the SOFR Reserve Percentage; provided that if Daily 1M SOFR, determined as provided above, would be less than the Floor, then Daily 1M SOFR shall be deemed to be the Floor. The rate of interest will be adjusted automatically as of each Business Day based on changes in Daily 1M SOFR without notice to the Borrower.

“Daily SOFR” means Daily 1M SOFR.

“Default Rate” means the rate per annum equal to the lesser of (A) the sum of 3% plus the interest rate otherwise in effect from time to time under this Note and (B) the Maximum Rate.

“Floor” means a rate of interest per annum equal to zero basis points.

“Maturity Date” means the 5th anniversary of the Conversion Date.

“Maximum Rate” means the maximum rate of interest allowed by applicable law.

“NYFRB” means the Federal Reserve Bank of New York.

“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight Eurocurrency borrowings by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB, as set forth on its public website from time to time, and as published on the next succeeding Business Day as the overnight bank funding rate by the NYFRB (or by such other recognized electronic source (such as Bloomberg) selected by the Bank for the purpose of displaying such rate); provided, that if such day is not a Business Day, the Overnight Bank Funding Rate for such day shall be such rate on the immediately preceding Business Day; provided, further, that if such rate shall at any time, for any reason, no longer exist, a comparable replacement rate determined by the Bank at such time (which determination shall be conclusive absent manifest error). If the Overnight Bank Funding Rate determined as above would be less than zero, then such rate shall be deemed to be zero. The rate of interest charged shall be adjusted as of each Business Day based on changes in the Overnight Bank Funding Rate without notice to the Borrower.

“Prime Rate” means the rate publicly announced by the Bank from time to time as its prime rate. The Prime Rate is determined from time to time by the Bank as a means of pricing some loans to its borrowers. The Prime Rate is not tied to any external rate of interest or index and does not necessarily reflect the lowest rate of interest actually charged by the Bank to any particular class or category of customers.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the NYFRB (or a successor administrator of the secured overnight financing rate).

“SOFR Reserve Percentage” means, for any day, the maximum effective percentage in effect on such day, if any, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including, without limitation, supplemental, marginal and emergency reserve requirements) with respect to SOFR funding.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Bank in its reasonable discretion).

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“U.S. Government Securities Business Day” means any day except for (A) a Saturday or Sunday or (B) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

5.         Advance Procedures. If permitted by the Bank, a request for advance hereunder may be made by telephone or electronic mail, or delivered in accordance with the Bank’s security procedures through any automated platform or electronic service provided by the Bank, with such confirmation or verification (if any) as the Bank may require in its discretion from time to time. A request for advance by any Borrower shall be binding upon Borrower, jointly and severally. The Borrower authorizes the Bank to accept telephonic, email, automated and electronic requests for advances, and the Bank shall be entitled to rely upon the authority of any person providing such instructions. The Borrower hereby indemnifies and holds the Bank harmless from and against any and all damages, losses, liabilities, costs and expenses (including reasonable attorneys’ fees and expenses) which may arise or be created by the acceptance of such telephonic, email, automated and electronic requests or by the making of such advances. The Bank will enter on its books and records, which entry when made will be presumed correct, the date and amount of each advance, as well as the date and amount of each payment made by the Borrower.

6.         Interest Calculation; Maximum Rate. Interest will be calculated based on the actual number of days that principal is outstanding over a year of 360 days. In no event will the effective rate of interest hereunder, inclusive of all fees, charges, and other amounts that are treated as interest under applicable law, exceed the Maximum Rate. Regardless of any other provision of this Note or the other Loan Documents, if for any reason such effective interest rate should exceed the Maximum Rate, such effective interest rate shall be deemed reduced to, and shall be, the Maximum Rate, and (i) the amount which would be excessive interest shall be deemed applied to the reduction of the principal balance of this Note and not to the payment of interest, and (ii) if the loan evidenced by this Note has been or is thereby paid in full, the excess shall be returned to the party paying same, such application to the principal balance of this Note or the refunding of such excess to be a complete settlement and acquittance thereof.

7.         Conforming Changes; Benchmark Replacement Provisions. The Bank shall have the right to make any technical, administrative or operational changes from time to time that the Bank decides may be appropriate to reflect the adoption and implementation of SOFR or any other Benchmark (as defined below) or to permit the use and administration thereof by the Bank in a manner substantially consistent with market practice or in such other manner as the Bank decides is reasonably necessary. Notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such technical, administrative or operational changes will become effective without any further action or consent of the Borrower. The Bank shall provide notice to the Borrower of any such amendment reasonably promptly after such amendment becomes effective.

If the applicable interest rate under this Note is based on a Benchmark and the Bank determines (which determination shall be final and conclusive) that (A) such Benchmark cannot be determined pursuant to its definition other than as a result of a Benchmark Transition Event (as defined below), or (B) any enactment, promulgation or adoption of or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by a governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Bank with any guideline, request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impracticable for the Bank to make or maintain or fund loans based on that Benchmark, then the Bank shall give notice thereof to the Borrower. Thereafter, until the Bank notifies the Borrower that the circumstances giving rise to such determination no longer exist, the interest rate on all amounts outstanding under this Note shall be the Alternate Rate.

Notwithstanding anything to the contrary herein or in any other Loan Document, if the Bank determines (which determination shall be final and conclusive) that a Benchmark Transition Event has occurred with respect to a Benchmark, the Bank may amend this Note to replace such Benchmark with a Benchmark Replacement; and any such amendment shall be in writing, shall specify the date that the Benchmark Replacement is effective and will not require any further action or consent of the Borrower. Until the Benchmark Replacement is effective, amounts bearing interest with reference to a Benchmark will continue to bear interest with reference to such Benchmark as long as such Benchmark is available, and otherwise such amounts automatically will bear interest at the Alternate Rate.

For purposes of this Section, the following terms have the meanings set forth below:

“Benchmark” means, at any time, any interest rate index then used in the determination of an interest rate under the terms of this Note. Once a Benchmark Replacement becomes effective under this Note, it is a Benchmark.

“Benchmark Replacement” means, for any Benchmark, the sum of (a) an alternate benchmark rate and (b) an adjustment (which may be a positive or negative value or zero), in each case that has been selected by the Bank as the replacement for such Benchmark giving due consideration to any evolving or then-prevailing market convention, including any applicable recommendations made by the official sector or any official sector-sponsored committee or working group, for U.S. dollar-denominated credit facilities at such time; provided that, if the Benchmark Replacement as determined pursuant to the foregoing would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Note and the other Loan Documents.

“Benchmark Transition Event” means a public statement or publication by or on behalf of the administrator of a Benchmark, the regulatory supervisor of such administrator, the Board of Governors of the Federal Reserve System, NYFRB, an insolvency official or resolution authority with jurisdiction over the administrator for such Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark, announcing or stating that (a) such administrator has ceased or will cease to provide such Benchmark permanently or indefinitely, provided that at the time of such statement or publication there is no successor administrator that will continue to provide such Benchmark or (b) such Benchmark is or will no longer be representative.

8.         Other Payment Terms. If any payment under this Note is due on a day of a calendar month for which there is no numerically corresponding day in certain other months (each, a “Non-Conforming Month”), then the payment in a Non-Conforming Month shall be due on the last Business Day of such Non-Conforming Month. If any payment under this Note shall become due on a day other than a Business Day, such payment shall be due on the next succeeding Business Day, except that if such day falls in the next succeeding calendar month, such payment shall be due on the next preceding day that is a Business Day. Interest shall be computed to, but excluding, the date of payment. The Borrower hereby authorizes the Bank to charge the Borrower’s deposit account at the Bank for any payment when due under this Note or any other Loan Document. Payments received will be applied to charges, fees and expenses (including attorneys’ fees), accrued interest and principal in any order the Bank may choose, in its sole discretion. Any amortization schedule provided to Borrower is only an estimate and is superseded by the terms of this Note regarding the accrual and payment of interest. The Level Payment Amount (if applicable) will be calculated on the assumption that each periodic payment will be made on the date when due, and if there is any variation in the actual payment dates, there may be an additional amount due upon maturity of this Note.

9.         Late Payments; Default Rate. If the Borrower fails to make any payment of principal, interest or other amount coming due pursuant to the provisions of this Note within 15 calendar days of the date due and payable, the Borrower also shall pay to the Bank a late charge equal to the lesser of 5% of the amount of such payment or $100.00 (the “Late Charge”). Such 15-day period shall not be construed in any way to extend the due date of any such payment. Upon maturity, whether by acceleration, demand or otherwise, and at the Bank’s option upon the occurrence of any Event of Default (as hereinafter defined) and during the continuance thereof, amounts outstanding under this Note shall bear interest at the Default Rate. The Default Rate shall continue to apply whether or not judgment shall be entered on this Note. Both the Late Charge and the Default Rate are imposed as liquidated damages for the purpose of defraying the Bank’s expenses incident to the handling of delinquent payments, but are in addition to, and not in lieu of, the Bank’s exercise of any rights and remedies hereunder, under the other Loan Documents or under applicable law, and any fees and expenses of any agents or attorneys which the Bank may employ. In addition, the Default Rate reflects the increased credit risk to the Bank of carrying a loan that is in default. The Borrower agrees that the Late Charge and Default Rate are reasonable forecasts of just compensation for anticipated and actual harm incurred by the Bank, and that the actual harm incurred by the Bank cannot be estimated with certainty and without difficulty.

10.         Prepayment. The Borrower shall have the right to prepay any amounts outstanding hereunder at any time and from time to time, in whole or in part; subject, however, to payment of any break funding indemnification amounts owing pursuant to the paragraph entitled “Break Funding Indemnification” below.

11.         Increased Costs; Yield Protection. On written demand, together with written evidence of the justification therefor, the Borrower agrees to pay the Bank all direct costs incurred, any losses suffered or payments made by the Bank as a result of any Change in Law (hereinafter defined), imposing any reserve, deposit, allocation of capital or similar requirement (including without limitation, Regulation D of the Board of Governors of the Federal Reserve System) on the Bank, its holding company or any of their respective assets relative to the Facility. “Change in Law” means the occurrence, after the date of this Note, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any governmental authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any governmental authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

12.         Break Funding Indemnification. The Borrower agrees to indemnify the Bank against any liabilities, losses or expenses (including, without limitation, loss of margin, any loss or expense sustained or incurred in liquidating or employing deposits from third parties, and any loss or expense incurred in connection with funds acquired to effect, fund or maintain any advance (or any part thereof) bearing interest at a fixed rate) which the Bank sustains or incurs as a consequence of either (i) the Borrower’s failure to make a payment on the due date thereof, (ii) the Borrower’s revocation (expressly, by later inconsistent notices or otherwise) in whole or in part of any notice given to Bank to request, convert, renew or prepay any advance bearing interest at a fixed rate, or (iii) the Borrower’s payment or prepayment (whether voluntary, after acceleration of the maturity of this Note or otherwise) or conversion of any advance bearing interest at a fixed rate on a day other than the regularly scheduled due date therefor. A notice as to any amounts payable pursuant to this paragraph given to the Borrower by the Bank shall, in the absence of manifest error, be conclusive and shall be payable upon demand. The Borrower’s indemnification obligations hereunder shall survive the payment in full of the advances and all other amounts payable hereunder.

13.         Other Loan Documents. This Note is issued in connection with a letter agreement or loan agreement between the Borrower and the Bank, dated on or before the date hereof, and the other agreements and documents executed and/or delivered in connection therewith or referred to therein, the terms of which are incorporated herein by reference (as amended, modified or renewed from time to time, collectively the “Loan Documents”), and is secured by the property (if any) described in the Loan Documents and by any and all mortgages, security agreements, assignments, loan agreements, pledge agreements and other documents or instruments evidencing a security interest or other lien in favor of the Bank and delivered by the Borrower or by any third party with reference to indebtedness of the Borrower, whether such documents were previously or are hereafter executed, and whether given expressly as security for payment of this Note or generally as security for any and all indebtedness of the Borrower to the Bank. Such documents may be executed contemporaneously with the execution of this Note, or they may be executed and delivered at another time. Collateral securing other obligations of the Borrower to the Bank may also secure this Note.

14.         Events of Default. The occurrence of any of the following events will be deemed to be an “Event of Default” under this Note: (i) the nonpayment of any principal, interest or other indebtedness under this Note when due; (ii) the occurrence of any event of default or any default and the lapse of any notice or cure period, or any Obligor’s failure to observe or perform any covenant or other agreement, under or contained in any Loan Document or any other document now or in the future evidencing or securing any debt, liability or obligation of any Obligor to the Bank; (iii) the filing by or against any Obligor of any proceeding in bankruptcy, receivership, insolvency, reorganization, liquidation, conservatorship or similar proceeding (and, in the case of any such proceeding instituted against any Obligor, such proceeding is not dismissed or stayed within 30 days of the commencement thereof, provided that the Bank shall not be obligated to advance additional funds hereunder during such period); (iv) any assignment by any Obligor for the benefit of creditors, or any levy, garnishment, attachment or similar proceeding is instituted against any property of any Obligor held by or deposited with the Bank; (v) a default with respect to any other indebtedness of any Obligor for borrowed money, if the effect of such default is to cause or permit the acceleration of such debt; (vi) the commencement of any foreclosure or forfeiture proceeding, execution or attachment against any collateral securing the obligations of any Obligor to the Bank; (vii) the entry of a final judgment against any Obligor and the failure of such Obligor to discharge the judgment within 10 days of the entry thereof; (viii) any change in any Obligor’s business, assets, operations, financial condition or results of operations that has or could reasonably be expected to have any material adverse effect on any Obligor; (ix) any Obligor ceases doing business as a going concern; (x) (A) any representation or warranty made by any Obligor to the Bank in any Loan Document or any other documents now or in the future evidencing or securing the obligations of any Obligor to the Bank, is false, erroneous or misleading in any material respect or (B) any such representation or warranty that itself is qualified by materiality is false, erroneous or misleading in any respect; (xi) if this Note or any guarantee executed by any Obligor is secured, the failure of any Obligor to provide the Bank with additional collateral if in the Bank’s opinion at any time or times, the market value of any of the collateral securing this Note or any guarantee has depreciated below that required pursuant to the Loan Documents or, if no specific value is so required, then in an amount deemed material by the Bank; (xii) the revocation or attempted revocation, in whole or in part, of any guarantee by any Obligor; or (xiii) the death, incarceration, indictment or legal incompetency of any individual Obligor or, if any Obligor is a partnership or limited liability company, the death, incarceration, indictment or legal incompetency of any individual general partner or member. As used herein, the term “Obligor” means any Borrower and any guarantor of, or any pledgor, mortgagor or other person or entity providing collateral support for, the Borrower’s obligations to the Bank existing on the date of this Note or arising in the future.

Upon the occurrence of an Event of Default: (a) the Bank shall be under no further obligation to make advances hereunder; (b) if an Event of Default specified in clause (iii) or (iv) above shall occur, the outstanding principal balance and accrued interest hereunder together with any additional amounts payable hereunder shall be immediately due and payable without demand or notice of any kind; (c) if any other Event of Default shall occur, the outstanding principal balance and accrued interest hereunder together with any additional amounts payable hereunder, at the Bank’s option and without demand or notice of any kind, may be accelerated and become immediately due and payable; (d) at the Bank’s option, this Note will bear interest at the Default Rate from the date of the occurrence of the Event of Default; and (e) the Bank may exercise from time to time any of the rights and remedies available under the Loan Documents or under applicable law. These rights and remedies shall include, without limitation, the right to apply by appropriate judicial proceedings for appointment of a receiver for the Borrower or all or part of any collateral or any assets of the Borrower.

15.         Right of Setoff. In addition to all liens upon and rights of setoff against the Borrower’s money, securities or other property given to the Bank by law, the Bank shall have, with respect to the Borrower’s obligations to the Bank under this Note and to the extent permitted by law, a contractual possessory security interest in and a contractual right of setoff against, and the Borrower hereby grants the Bank a security interest in, and hereby assigns, conveys, delivers, pledges and transfers to the Bank, all of the Borrower’s right, title and interest in and to, all of the Borrower’s deposits, moneys, securities and other property now or hereafter in the possession of or on deposit with, or in transit to, the Bank or any other direct or indirect subsidiary of The PNC Financial Services Group, Inc., whether held in a general or special account or deposit, whether held jointly with someone else, or whether held for safekeeping or otherwise, excluding, however, all IRA, Keogh, and trust accounts. Every such security interest and right of setoff may be exercised without demand upon or notice to the Borrower.

16.         Indemnity. The Borrower agrees to indemnify each of the Bank, each legal entity, if any, who controls, is controlled by or is under common control with the Bank, and each of their respective directors, officers and employees (collectively, the “Indemnified Parties” and each, an “Indemnified Party”), and to defend and hold each Indemnified Party harmless from and against any and all claims, damages, losses, liabilities and expenses (including all fees and charges of internal or external counsel with whom any Indemnified Party may consult and all expenses of litigation and preparation therefor) (each, a “Claim”) which any Indemnified Party may incur or which may be asserted against any Indemnified Party by any person, entity or governmental authority (including any person or entity claiming derivatively on behalf of the Borrower), in connection with or arising out of or relating to the matters referred to in this Note or in the other Loan Documents or the use of any advance hereunder, whether (a) arising from or incurred in connection with any breach of a representation, warranty or covenant by the Borrower, or (b) arising out of or resulting from any suit, action, claim, proceeding or governmental investigation, pending or threatened, whether based on statute, regulation or order, or tort, or contract or otherwise, before any court or governmental authority; provided, however, that the foregoing indemnity agreement shall not apply to any Claim that is determined by a court of competent jurisdiction in a final, non-appealable judgment to have been solely attributable to an Indemnified Party's gross negligence or willful misconduct. The indemnity agreement contained in this section shall survive the termination of this Note, payment of any advance hereunder and the assignment of any rights hereunder. The Borrower may participate at its expense in the defense of any such Claim.

17.         Miscellaneous. All notices, demands, requests, consents, approvals and other communications required or permitted hereunder (“Notices”) must be in writing (except as may be agreed otherwise above with respect to borrowing requests or as otherwise provided in this Note). Notices may be given in any manner to which the parties may agree. Without limiting the foregoing, first-class mail, postage prepaid, facsimile transmission and commercial courier service are hereby agreed to as acceptable methods for giving Notices. In addition, the parties agree that Notices may be sent electronically to any electronic address provided by a party from time to time or through an automated platform that the Bank provides to the Borrower. Notices may be sent to a party’s address as set forth above or to such other address as any party may give to the other for such purpose in accordance with this section. Notices will be effective upon receipt. For purposes hereof, “receipt” means: (i) for notices sent by U.S. mail, the third business day after the date such notice was sent; (ii) for notices delivered by hand or sent by overnight courier service, the date delivered; (iii) for notices sent by facsimile or electronic communication, the date when sent; and (iv) for notices sent by any other method, the date received. No delay or omission on the Bank’s part to exercise any right or power arising hereunder will impair any such right or power or be considered a waiver of any such right or power, nor will the Bank’s action or inaction impair any such right or power. The Bank’s rights and remedies hereunder are cumulative and not exclusive of any other rights or remedies which the Bank may have under other agreements, at law or in equity. Except as otherwise set forth in this Note, no modification, amendment or waiver of, or consent to any departure by the Borrower from, any provision of this Note will be effective unless made in a writing signed by the Bank, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Notwithstanding the foregoing, the Bank may modify this Note for the purposes of completing missing content or correcting erroneous content, without the need for a written amendment, provided that the Bank shall send a copy of any such modification to the Borrower (which notice may be given by electronic mail). The Borrower agrees to pay on demand, to the extent permitted by law, all costs and expenses incurred by the Bank in the enforcement of its rights in this Note and in any security therefor, including without limitation reasonable fees and expenses of the Bank’s counsel. If any provision of this Note is found to be invalid, illegal or unenforceable in any respect by a court, all the other provisions of this Note will remain in full force and effect. The Borrower and all other makers and indorsers of this Note hereby forever waive presentment, protest, notice of dishonor, notice of non-payment, notice of intent to accelerate and notice of acceleration, and any other notice of any kind. The Borrower also waives all defenses based on suretyship or impairment of collateral. If this Note is executed by more than one Borrower, each reference to the “Borrower” means all such persons or entities collectively and each of them individually, and the obligations of such persons or entities hereunder will be joint and several. This Note shall bind the Borrower and its heirs, executors, administrators, successors and assigns, and the benefits hereof shall inure to the benefit of the Bank and its successors and assigns; provided, however, that the Borrower may not assign this Note in whole or in part without the Bank’s written consent and the Bank at any time may assign this Note in whole or in part. Any reference to any law, regulation or agreement herein means, unless expressly stated otherwise, such law, regulation or agreement, as amended, supplemented or replaced from time to time.

18.         Governing Law and Venue. This Note has been delivered to and accepted by the Bank and will be deemed to be made in the State where the Bank’s office indicated above is located (the “State”). This Note will be interpreted and the rights and liabilities of the Bank and the Borrower determined in accordance with the laws of the state, excluding its conflict of laws rules, including without limitation the Electronic Transactions Act (or equivalent) in effect in the state (or, to the extent controlling, the laws of the United States Of America, including without limitation the Electronic Signatures in Global and National Commerce Act). The Borrower hereby irrevocably consents to the exclusive jurisdiction of any state or federal court in the county or judicial district where the Bank’s office indicated above is located; provided that nothing contained in this Note will prevent the Bank from bringing any action, enforcing any award or judgment or exercising any rights against the Borrower individually, against any security or against any property of the Borrower within any other county, state or other foreign or domestic jurisdiction. The Borrower acknowledges and agrees that the venue provided above is the most convenient forum for both the Bank and the Borrower. The Borrower waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Note.

19.         Commercial Purpose. The Borrower represents that the indebtedness evidenced by this Note is being incurred by the Borrower solely for the purpose of acquiring or carrying on a business, professional or commercial activity, and not for personal, family or household purposes.

20.         USA PATRIOT Act Notice. To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify and record information that identifies each Borrower that opens an account. What this means: when the Borrower opens an account, the Bank will ask for the business name, business address, taxpayer identifying number and other information that will allow the Bank to identify the Borrower, such as organizational documents. For some businesses and organizations, the Bank may also need to ask for identifying information and documentation relating to certain individuals associated with the business or organization.

21.         Representation by Counsel. The Borrower hereby represents that it has been represented by competent counsel of its choice, or has knowingly waived its right to use and retain counsel, in the negotiation and execution of this Note and the other Loan Documents; that it has read and fully understood the terms hereof; that the Borrower and any retained counsel have been afforded an opportunity to review, negotiate and modify the terms of this Note and the other Loan Documents; and that it intends to be bound hereby. In accordance with the foregoing, the general rule of construction to the effect that any ambiguities in a contract are to be resolved against the party drafting the contract shall not be employed in the construction and interpretation of this Note or any other Loan Document.

22.         Authorization to Obtain Credit Reports. By signing below, each person, who is signing in his or her individual capacity, requests and provides written authorization to the Bank or its designee (and any assignee or potential assignee hereof) to (a) obtain such individual’s personal and/or business credit report from one or more third party credit reporting agencies, including without limitation, national credit bureaus (the “Reporting Agencies”) and (b) share information regarding the Facility with such Reporting Agencies.  This authorization extends to obtaining a credit report in (i) considering an application for credit that is evidenced, guaranteed or secured by this document, (ii) assessing creditworthiness and (iii) considering extensions of credit, including on an ongoing basis, as necessary for the purposes of (x) update, renewal, extension or modification of such credit or additional credit, (y) reviewing, administering or collecting the resulting account and (z) reporting on the repayment and satisfaction of such credit obligations to such Reporting Agencies.  By signing below, such individual further ratifies and confirms his or her prior requests and authorizations with respect to the matters set forth herein.  For the avoidance of doubt, this provision does not apply to persons signing below in their capacities as officers or other authorized representatives of entities, organizations or governmental bodies.

In addition, each such individual further requests and authorizes the Bank to make all inquiries it deems necessary to verify accuracy of the information submitted in connection with the Facility and to determine such individual’s creditworthiness, and to share any information (including personal and business information) provided to the Bank by or about any Obligor with any third party (including national credit bureaus) that performs services for the Bank in connection with the Facility (or to whom any credit facility to the Borrower or any other Obligor may be transferred).  Each such individual hereby requests and authorizes any person or consumer or business reporting agency to give the Bank or such third party any information it may have on such individual and authorizes the Bank or such third party to make inquiries of such individual’s accountant directly and obtain any information it deems necessary in connection with the Facility.  Each such individual authorizes the Bank and any transferee of the Facility to answer any questions about its credit experience with such individual.

23.         Counterparts; Electronic Signatures and Records. This Note and any other Loan Document may be signed in any number of counterpart copies and by the parties hereto on separate counterparts, but all such copies shall constitute one and the same instrument. Notwithstanding any other provision herein, the Borrower agrees that this Note, the Loan Documents, any amendments thereto, and any other information, notice, signature card, agreement or authorization related thereto (each, a “Communication”) may, at the Bank’s option, be in the form of an electronic record. Any Communication may, at the Bank’s option, be signed or executed using electronic signatures. For the avoidance of doubt, the authorization under this section may include, without limitation, use or acceptance by the Bank of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format) for transmission, delivery and/or retention.

24.         Automatic Payment. If due to any act or omission of the Borrower or another Obligor the Bank cannot automatically deduct payments required under this Note or the other Loan Documents from a deposit account with the Bank (including due to the Borrower’s revocation of its authorization to do so or failure to maintain such deposit account with the Bank or otherwise), the Bank may, at its option, upon 30 days’ notice to the Borrower, increase the interest rate payable by the Borrower under this Note by 25 basis points (0.25%).

25.         Depository. The Borrower will establish and maintain with the Bank the Borrower’s primary depository accounts. If the Borrower fails to establish and/or maintain its primary depository accounts with the Bank, the Bank may, at its option, upon 30 days’ notice to the Borrower, increase the interest rate payable by the Borrower under this Note by up to 100 basis points (1.00%). The Bank’s right to increase the interest rate pursuant to this section shall be in addition to any other rights or remedies the Bank may have under this Note, all of which are hereby reserved, and shall not constitute a waiver, release or limitation upon the Bank’s exercise of any such rights or remedies.

26.         Reaffirmation of Security Documents. Each of the Borrower entities hereby reaffirms and confirms all of its obligations under the following Security Agreements, each dated as of April 15, 2025, by and between the applicable Borrower entity, as grantor, and the Bank, as secured party (collectively, the “Security Documents”): (a) Security Agreement executed by Integrated BioPharma, Inc. in favor of the Bank; and (b) Security Agreement executed by Manhattan Drug Company, Inc. in favor of the Bank. Each Borrower entity acknowledges and agrees that the liens and security interests granted to the Bank pursuant to the Security Documents remain in full force and effect, are hereby ratified and confirmed in all respects, and shall continue to secure all of the Obligations (as defined in each such Security Agreement), including, without limitation, the Obligations evidenced by this Note. Nothing in this Note shall be construed to impair, limit, or otherwise affect the liens and security interests granted under the Security Documents, and each Borrower entity reaffirms all representations, warranties, and covenants made by it under its respective Security Agreement.

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27.         WAIVER OF JURY TRIAL. The Borrower irrevocably waives any and all rights the Borrower may have to a trial by jury in any action, proceeding or claim of any nature relating to this Note, any documents executed in connection with this Note or any transaction contemplated in any of such documents. The Borrower acknowledges that the foregoing waiver is knowing and voluntary.

The Borrower acknowledges that it has read and understands all the provisions of this Note, including the waiver of jury trial, and has been advised by counsel as necessary or appropriate.

WITNESS the due execution hereof as a document under seal, as of the date first written above, with the intent to be legally bound hereby.

INTEGRATED BIOPHARMA, INC.

By: /s/ Dina L Masi
(SEAL)
Name: Dina L. Masi
Title: Chief Financial Officer

MANHATTAN DRUG COMPANY, INC.

By: /s/ Riva Sheppard
(SEAL)
Name: Riva Sheppard
Title: President

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